Exhibit 10.16

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises contained herein, Ky-Tenn Oil, Inc., a Kentucky corporation (KTO) and Miller Petroleum, Inc., of Huntsville, Tennessee (Miller) agree as follows:

Purchase and Sale

1.	KTO shall sell and convey, and Miller shall purchase, the assets described below, subject to the terms and conditions of this Agreement.
2.	The assets to be sold shall be the following:
a.

All of KTO’s undivided interest in and to the wells, revenue interests and oil and gas leasehold rights associated therewith, as described in Exhibit 1 attached hereto, together with all of KTO’s interest in and to all of the personal property, fixtures and improvements pertaining to the wells, pertinent thereto or used or obtained in connection therewith or with the production, transmission, treatment, sale or disposal of hydrocarbons or water therefrom; all well logs, completion reports, title information, geological or engineering information, exploration and production information and any other records or information of any nature whatsoever owned by KTO with regard to the wells, leasehold interests and associated personal property and contract rights;

b.	All of KTO’s undivided interest in the leases described in Exhibit 2 attached hereto along with all of its interest in and to all the property and rights incident thereto;
c.

All of KTO’s interest in product purchase and sale contracts, and any other contract rights, intangible rights, rights under warranties made by prior owners in other agreements insofar as the foregoing items are attributable to the property conveyed herein, together with all the property and rights incident thereto all of said contracts being identified as Exhibit 3;

d.

All of KTO’s rights in and to all certificates of deposit relating to the wells being conveyed herein, which are listed in Exhibit 4 and which are written in favor of the Tennessee Oil and Gas Board and used in satisfaction of KTO’s State of Tennessee plugging bond requirement. KTO shall advise the State of Tennessee in writing of its desire to transfer ownership in and to the CD’s to Miller. If for any reason the State of Tennessee refuses to recognize such transfer on its books and records, at such time as Miller posts substitute bonds with the State of Tennessee the CDs issued on behalf of KTO shall be released and KTO shall immediately pay and deliver to Miller the face amount of these CDs, which shall be not less than One Hundred Eighty Thousand Dollars ($180,000). This shall include all applicable reclamation bonds.

e.

All of KTO’s interest in the gas gathering pipeline systems listed in Exhibit 5 together with its interest in all meters, compressors, processing, treating and other equipment, fixtures or connections associated therewith or pertinent thereto;

f.	All of KTO’s interest in all licenses, permits, rights-of way, easements, options, or other rights if any are pertinent or otherwise relating to the wells, leases, pipelines and contracts;
g.

All of KTO’s overriding royalty interests, working interests, reversionary interests, back-in rights, options and other rights or privileges, whether exercised, available to the be exercised or dormant in the wells and leases, as described in Exhibit 1 (reversionary rights). In addition, KTO shall deliver to Miller geological and engineering data for use with any software licensed by KTO.

h.	All of KTO’s interest in governmental permits and licenses necessary to the operation of KTO’s facilities.
i.	Any and all other assets or rights incidental to, or necessary for the use of, items 2.a. through 2.h. above.
3.

As consideration for this transfer Miller shall deliver to KTO one million (1,000,000) shares of Common Stock of Miller, which certificates shall be delivered to KTO at the time of closing. The Common Stock shall be issued as follows:

a.

The Seller shall be granted registration rights with respect to all shares of Common Stock issued to the Seller hereunder. Seller shall also be provided “piggyback” registration rights with respect to those shares through an amendment to the current registration statement filed by Purchaser with the Securities and Exchange Commission.

b.

The stock certificates evidencing the shares of Common Stock issued to Seller hereunder will bear the following legend: THE SHARES OF STOCK EVIDENCED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT

AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

c.

As an inducement to Seller to enter into the Transaction, the Definitive Agreement shall provide for the spin-out of Seller’s stock in an initial public offering after applicable regulatory requirements have been satisfied.

4.	KTO represents and warrants to Miller as follows:
a.	It is a corporation duly organized, validly existing and in good standings under the laws of the state of Kentucky.
b.

KTO has all requisite power and authority to enter into this Agreement and perform its obligations under this Agreement. Entering into this Agreement and performing the obligations imposed on it by the Agreement will not violate or be in conflict with any provision of KTO’s Articles of Incorporation or other governing documents, or any agreement or instrument to which KTO is a party or by which KTO is bound, or any judgment, decree, order, statute, rule or regulation applicable to KTO.

c.

Execution and delivery of this Agreement and the transaction contemplated by it has been duly and validly authorized by all requisite action, corporate and otherwise, on the part of KTO, and will not require authorization or approval by any third party or entity, will not violate any judgment or order of any court pertaining to KTO or the assets to be conveyed, will not conflict with or result in a breach of or default under any agreement, contract, commitment, lease or undertaking to which KTO is a party and will not result in the creation or imposition of any encumbrances upon the assets to be conveyed.

d.	This Agreement constitutes the legal, valid and binding obligation of KTO enforceable in accordance with its terms.
e.

To the best of its knowledge KTO has paid in full taxes and assessments imposed on it or the assets to be conveyed by any local, state, federal or other taxing authority and there are no tax liens of record, or pending or threatened, with regard to the assets to be conveyed other than any identified as Exhibit 6 to this Agreement.

f.

Exhibit 7 identifies all liens and encumbrances affecting the assets to be conveyed. Except for any Permitted Encumbrances identified on the attached Exhibit 7.a, KTO has good and marketable title to the assets conveyed, free and clear of all liens, encumbrances, burdens and claims; provided, however, that with regard to those leases on whose subject property there is no well to hold such lease by production,

KTO warrants and represents that title thereto is free and clear of all liens, encumbrances, burdens and claims created or incurred by KTO or any of its affiliates, and all title information regarding the assets has been provided to Miller.

g.

All royalties, rentals and other payments due on these leases and contracts to be conveyed have been paid and accepted and all conditions necessary to keep the leases and contracts in full force and effect have been fully performed and all material respects and the leases and contracts are in full force and effect except as disclosed below in Exhibit 8 to this Agreement.

h.	KTO has not received written notice that it is in default under any contract or agreement pertaining to the assets to be conveyed.
i.	All financial information and statements provided to Miller are accurate.
j.	All contracts, documents and information concerning the assets to be conveyed have been given to Miller.
k.	All contracts, leases or other agreements to the subject property have been disclosed and are assumable by Miller.
l.

KTO’s operations in regard to the assets being conveyed have been in full compliance with all federal, state and local laws, rules and regulations, and those warranties required by state and federal securities laws.

m.	No brokerage commission will be due as a result of this transaction.
n.	All litigation and claims, or potential claims, of which KTO is aware are identified on the attached Exhibit 9.
o.	There are no undisclosed liens, encumbrances, claims or liabilities affecting the property being sold.
p.	All personal property being conveyed to Miller is identified on Exhibit 10 attached.
5.	Miller represents and warrants to KTO that:
a.	It is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.
b.

It has all requisite power and authority to enter into this agreement, to purchase the assets described in this Agreement and to perform its other obligations under the Agreement. The closing of this transaction will not violate or be in conflict with any provision of its articles of organization, operating agreement or governing documents, or any other agreement or instrument to which it is a party, or any judgment, decree, order, statute, rule or regulation applicable to it.

c.

Execution, delivery and performance of this agreement has been duly and validly organized by all requisite action and will not require any consent or authorization of any third party or entity, violate any judgment, order, writ or decree of any court applicable to it and will not conflict with or result in a breach of or default under any agreement to which it is a party.

d.	This Agreement constitutes the legal, valid and binding obligation of Miller enforceable in accordance with its terms.
e.	To the best of its knowledge it has all licenses, franchise, permits and other governmental authorizations required to conduct its business.
6.	At or before closing KTO shall deliver to Miller the following:
a.	Copies of title opinions and reports pertaining to the assets conveyed.
b.	Abstracts of title and status reports regarding the assets.
c.

Leases, instruments evidencing prior conveyances of interest created thereby, unitization, pooling and operating agreements, division and transfer orders, mortgages, deeds of trust, security agreements, chattel mortgage, UCC financing statements and other encumbrances affecting title to the assets and copies of all other contracts and documents affecting title to the assets.

d.	Ownership maps and surveys relating to the assets.
e.	Lease records and data sheets relating to the assets and the bonuses, rentals and royalties payable thereunder.
f.	Purchase, sale, processing and gathering line agreements relating to production from the wells.
g.	Permits, easements, notices, licenses and orders in any way relating to the assets.
h.	All production and operation information.
i.	Bonds and other policies of insurance relating to the operation of assets.

j.	Any other documents or information of any kind whatsoever pertaining to the assets conveyed.
7.

KTO shall promptly notify Miller of any suit, action or other proceedings before any court or governmental body or authority that relates to the assets conveyed that might affect title to the assets conveyed.

8.

KTO as part of the closing of this transaction shall execute any assignment, bill of sale, and conveyance necessary to convey title to Miller and shall sign Change of Operator instruments for the oil and gas interests as well as a request to the State of Tennessee to allow the bonds placed with respect to the assets to remain in place with ownership of same transferred to Miller, any transfer orders or letters necessary to direct purchasers of oil and gas production to make payment to Miller of proceeds attributable to the conveyed assets.

9.

At closing KTO shall have caused all encumbrances against the assets to be conveyed, other than Permitted Encumbrances described in Exhibit 7.a to be released. KTO shall execute and deliver to Miller any additional documents necessary to effectuate the transfer of assets and obligations imposed herein.

10.

The party responsible by law shall pay any applicable sales taxes or other transaction taxes, duties or charges payable in connection with the sale of the assets. Miller shall pay all other documentary, filing and recording fees required in connection with the filing and recording of the assignments, deeds or other conveyances necessary for the closing of this sale.

11.

KTO shall defend, indemnify and save and hold harmless Miller against all losses or claims with respect to the transferred assets that accrue or relate to times prior to the closing date or any debt, claims, liabilities or obligations of KTO not expressly assumed by Miller hereunder that accrue at any time.

12.

Miller shall defend, indemnify and save and hold harmless KTO against all losses that result from or relate to the assets conveyed to the extent that losses or claims accrue or relate to times after the closing date, except to the extent that they relate to actions of KTO that occurred prior to the closing date.

13.

The parties shall each defend, indemnify and save and hold harmless the other against any losses or claims that result from or relate or are attributable to the breach of any of their warranties made in this Agreement.

14.	Miller shall be entitled to receive all proceeds attributable to the conveyed assets after the closing date.
15.

KTO shall be liable for, shall pay and shall indemnify and defend and hold Miller harmless against all taxes relating to the conveyed assets accruing on or before the closing date. Miller shall be liable for, shall pay and shall indemnify, defend and hold KTO harmless against all such taxes accruing after the closing date.

16.

KTO shall prepare and file with the applicable governmental authorities all income tax returns with respect to any period that ends on or before the closing date as well as all other tax returns with respect to any period that ends on or before the closing date.

17.	KTO shall take all actions necessary to permit the transfer from it to Miller of KTO’s obligations and liabilities as owner/operator of wells conveyed pursuant to this Agreement.
18.	Representations, warranties, conveyance agreements and indemnities included in this Agreement or any related documentation shall survive the closing of this transaction.
19.	All public announcements concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between KTO and Miller.
20.

This Agreement may be amended only by a writing executed by both parties. No waiver or forebearance from enforcing any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this agreement. This Agreement shall be governed by the laws of the State of Tennessee and the parties agree that the exclusive jurisdiction for any action relating to this Agreement shall be in the State of Tennessee.

21.

In the event that either party defaults on or refuses to abide by any provision of this agreement and the non-defaulting party is forced to resort to legal action against the defaulting party then the defaulting party shall reimburse the non-defaulting party for all attorney’s fees and costs reasonably incurred in curing the default or refusal.

22.

Sellers agree as part of the consideration for this Agreement that except to the extent the parties agree otherwise in a writing signed by both of them, for a period of three (3) years from and after the Closing Date, neither they nor their agents, employees or assigns shall engage, directly or indirectly, in competition with the Company or with Purchaser in regard to oil and gas operations. In the event of a violation of this provision Purchaser shall be entitled to injunctive relief.

23.

This constitutes the final Agreement between the parties and supersedes any prior verbal or written agreements between the parties, including but not limited to the Letter of Intent issued by Miller to KTO on April 1, 2009.

Dated this the 8 day of June, 2009.

KY-TENN OIL, INC.

By: /s/ William Goodwin

Title:President

MILLER PETROLEUM, INC.

By: /s/ Scott M. Boruff